UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2018

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)    On June 1, 2018, Monotype Imaging Holdings Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as its independent registered public accounting firm. The decision to dismiss EY was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) pursuant to a competitive request for proposal process with several independent registered public accounting firms, including EY. There were no disagreements with EY and the Company has authorized them to respond fully to the inquiries of the successor auditors.

The reports of EY on the Company’s consolidated financial statements for each of the two years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period through June 1, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in connection with its report. During the two most recent fiscal years and the subsequent interim period through June 1, 2018, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of this Current Report on Form 8-K (the “Report”), and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from EY, and a copy of the letter, dated June 6, 2018, is filed as Exhibit 16.1 to this Report.

(b)    On June 1, 2018, the Company appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately. The appointment of Deloitte was approved by the Audit Committee.

During the two most recent fiscal years and the subsequent interim period through June 1, 2018, the Company has not consulted Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

June 6, 2018	By:	/s/ Anthony Callini
Anthony Callini Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary